KINGOLD JEWELRY REPORTS UNAUDITED

2012 THIRD QUARTER AND NINE MONTH FINANCIAL RESULTS

Company to Hold Conference Call with Accompanying Slide Presentation On November 14, 2012, at 8:30 a.m. ET

Operating and Financial Highlights for Q3 2012 (Percentage Increases are Period-over-Period)

•	9.5 metric tons of 24-karat gold products processed, an increase of 44%
•	Net sales increased 4.8% to $220.8 million
•	Gross profit margin was 5.7% compared to 6.6% for 2011
•	Net income attributable to common shareholders of $8.4 million, or $0.15 per diluted share
•	Company reiterates guidance of approximately 35 tons processed during 2012

WUHAN CITY, China, November 13, 2012 -- Kingold Jewelry, Inc. (NASDAQ: KGJI), one of China's leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced financial results for the third quarter and nine-months ended September 30, 2012.

Mr. Zhihong Jia, Chairman and CEO of Kingold Jewelry, Inc. (“Kingold” or the “Company”) stated, “In the third quarter of 2012 we delivered top line growth of 4.8%, with a 44% increase in tons of gold processed while maintaining competitive operating margins. We remain focused on developing and expanding our investment gold business while utilizing and expanding our existing sales network in jewelry markets to continue delivering on our strategic objective of profitably growing our business.”

Investment Gold Business

“We continue to move forward and have made considerable progress in our investment gold business. We are now partnered with some of the largest banks in China and distributing gold bars and coins to eight different provinces and municipal locations throughout China. The investment gold business is becoming a significant part of our business, and in the third quarter of 2012 generated approximately $17.9 million of revenue and $46.4 million in the first nine months of 2012, which represented 8.1% and 6.5% of our total revenue in those periods. We remain confident in our decision to enter into the investment gold business, and recognize we have much more work ahead of us to reach our objectives for improved productivity and profitability.”

Jewelry Business

“We remain dedicated to growing our market share in China’s gold jewelry designing and manufacturing through expanding our customer base and production capabilities. During the third quarter of 2012, we signed a major gold-processing agreement with a leading Shanghai Stock Exchange listed gold jewelry retailer in China, Shanghai Laofengxiang. Under this agreement, we expect to process at least 5 tons, or approximately 176,370 ounces, of jewelry products through December 31, 2013. We believe this new arrangement will increase our brand recognition within the industry as well as with end-customers as Shanghai Laofengxiang covers approximately 98% of the market and distributes its products through 700 plus chain-stores and a 2000 member sales network across China.  Kingold had previously partnered with Shanghai Laofengxiang and processed 2 tons of jewelry products in 2011, and we believe that Shanghai Laofengxiang’s decision to return reflects our high quality and advanced processing techniques.”

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November 13, 2012

2012 Third Quarter Operational and Financial Review

•	In the third quarter of 2012, Kingold processed a total of 9.5 metric tons [one metric ton = 35,274 ounces] of 24-karat gold products, an increase of 44.0% compared to the 6.6 metric tons processed in the third quarter of 2011.
•	The Company reported revenues for the 2012 third quarter of $220.8 million, an increase of $10.1 million, or 4.8%, from $210.7 million in the third quarter of 2011. Of the $10.1 million increase in net sales, approximately $17.1 million was attributable to increased production, which was partially offset by approximately $9.0 million due to the decrease in the price of gold during the period as compared to the prior period, and the remaining is due to the gain from exchange rate fluctuations.
•	The Company expects a higher percent of its revenue in future quarters to be derived from its investment gold business, which generated $17.9 million of revenue in the third quarter of 2012. The Company’s investment gold consists of products such as gold coins, bars and certain gold gift products, which are sold to individual branch locations under that bank’s specific brand. The Company typically expects a higher margin from its investment gold products than its branded jewelry and ornament production.
•	Gross profit for the 2012 third quarter was $12.7 million, a decrease of 9.4% from $14.0 million in the prior-year period. The Company’s gross margin for the period was 5.7% compared to 6.6% from the prior year period. Gross margin decreased primarily because we processed more high-margin, high-end products in July and September 2011, which lead to margins being higher than normal in the third quarter of 2011 compared to the remainder of 2011 and the first nine months of 2012.
•	The Company reported net income attributable to Kingold shareholders for the third quarter of 2012 of $8.4 million, or $0.15 per diluted share based on 54.2 million weighted average diluted shares outstanding, compared to net income of $9.3 million, or $0.18 per diluted share based on 50.7 million weighted average diluted shares outstanding, in the prior-year period.

Fiscal 2012 Nine Month Operational and Financial Review

•	In the nine months ended September 30, 2012, Kingold processed a total of 30.2 metric tons [one metric ton = 35,274 ounces] of 24-karat gold products, an increase of 24.8% compared to the 24.3 metric tons processed in the first nine months of 2011.
•	Revenues for the nine months ended September 30, 2012 were $714.3 million, an increase of $93.8 million, or 15.1%, from $620.5 million in the same period of the prior year. The increase in net sales was primarily driven by increased production as well as by the increase in the price of gold. Of the $93.8 million increase in net sales, approximately $39.0 million was attributable to increased production, approximately $38.7 million to the increase in the price of gold and the remaining is due to the gain from exchange rate fluctuations.
•	For the nine months ended September 30, 2012, the Company generated approximately $46.4 million of revenue from its investment gold business.
•	Gross profit for the nine months ended September 30, 2012 was $39.2 million, an increase of 10.7% from $35.4 million in the prior-year period. The Company’s gross margin for the nine months ended September 30, 2012 was 5.5% compared to 5.7% for the prior year period. The reason for the decrease in our gross margin is because the price of gold increased significantly in the first nine months of 2012 and we were not able to raise the processing fees we charge our customers proportionally.
•	The Company reported net income attributable to Kingold shareholders for the nine months ended September 30, 2012 of $25.3 million, or $0.47 per diluted share based on 54.2 million weighted average diluted shares outstanding, compared to net income of $23.0 million, or $0.46 per diluted share based on 50.5 million weighted average diluted shares outstanding, in the prior-year period.

Kingold Jewelry, Inc.	Page 3
November 13, 2012

Balance Sheet and Cash Flow Highlights

(in millions except for percentages)	9/30/2012	12/31/2011	% Change
Cash and Cash Equivalents	$1.6	$8.8	(81.8%	)
Inventories (gold)	142.3	108.1	31%
Working Capital	141.3	113.4	24.6%
Short Term Loans	6.4	6.3	2%
Total Long-term Debt	0	0	N/A
Stockholders’ Equity	154.1	127.0	21.3%

Kingold’s net cash from operating activities can fluctuate significantly due to changes in inventories (principally gold).

Market and Business Outlook

Despite the fluctuation in gold prices and concerns over the global economic climate (particularly in Europe), China’s gold consumption has remained strong during 2012. A recent report in July 2012 by the World Gold Council noted that while sales were expected to slow in the second quarter after a record first quarter, it estimates China’s gold demand “should expand 13% to 870 metric tons in 2012.” The report projected jewelry demand growing 7.7% to 550 tons in 2012, and bars and coins up 24% to 320 tons in 2012.

Kingold reaffirms its 2012 guidance that the Company will process approximately 35 tons of gold product. This guidance is based solely on its current organic growth projections.

Chairman Jia concluded, “We were pleased with our results and development during the first nine months of 2012, we continue to see strong demand for 24 karat gold products in China. We executed our growth strategy in the third quarter by expanding our customer base by seeking major large jewelry retailer and wholesalers in our jewelry products business, and partnering with major banks in our investment gold products business.”

Conference Call

Kingold will discuss these results in a conference call tomorrow morning (November 14, 2012) at 8:30 a.m. ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0778
Live Participant Dial In (International):	201-689-8565

The conference call will also be webcast live. To listen to the call, please go to the Investor Relations section of Kingold’s website at www.kingoldjewelry.com, or click on the following link:

http://www.investorcalendar.com/IC/CEPage.asp?ID=170179.

The Company will also post an accompanying slide presentation available in PDF format on its Website prior to the conference call.

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, China's fourth largest city, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry, ornaments and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Kingold Jewelry, Inc.	Page 4
November 13, 2012

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These include statements regarding the development and expansion of the investment gold business, expanding the sales network of the jewelry business, growth in the investment gold business, processing of gold for Shanghai Laofengxiang, China’s gold demand and guidance regarding Kingold’s gold processing in 2012. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact

Kingold Jewelry, Inc.

Bin Liu, CFO

Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)

Email: bl@kingoldjewelry.com

INVESTOR RELATIONS
Katherine Yao, Account Executive	Katherine Yao, Account Executive
+86 10-6587-6435	+86 10-6587-6435
kyao@equityny.com	kyao@equityny.com
Katherine Yao, Account Executive

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Kingold Jewelry, Inc.	Page 5
November 13, 2012

KINGOLD JEWELRY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN US DOLLARS)
(UNAUDITED)

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
NET SALES	$220,836,949	$210,710,516	$714,290,183	$620,533,358
COST OF SALES
Cost of sales	(207,868,634)	(196,453,806)	(674,193,265)	(584,246,090)
Depreciation	(296,524)	(265,488)	(890,419)	(872,125)
Total cost of sales	(208,165,158)	(196,719,294)	(675,083,684)	(585,118,215)
GROSS PROFIT	12,671,791	13,991,222	39,206,499	35,415,143
OPERATING EXPENSES
Selling, general and administrative expenses	756,674	789,820	3,165,658	2,550,526
Stock compensation expenses	379,450	62,500	1,047,355	257,500
Depreciation	36,710	66,214	104,584	98,325
Amortization	2,983	3,000	8,958	8,781
Total Operating Expenses	1,175,817	921,534	4,326,555	2,915,133

INCOME FROM OPERATIONS	11,495,974	13,069,689	34,879,944	32,500,010
OTHER INCOME (EXPENSES)		-
Other Income	-	227	-	18,234
Other Expense	-	5,758	(1,559)	5,758
Interest expense	(113,298)	-	(336,212)	(120,811)
Total Other Expenses, net	(113,298)	5,985	(337,771)	(96,819)
INCOME FROM OPERATIONS BEFORE TAXES	11,382,676	13,075,674	34,542,173	32,403,192

PROVISION FOR INCOME TAXES	(3,016,059)	(3,353,879)	(9,280,633)	(8,347,773)
NET INCOME	$8,366,617	$9,721,795	$25,261,540	$24,055,419
Less: net income attribute to the noncontrolling interest	-	(406,584)	-	(1,039,754)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$8,366,617	$9,315,211	$25,261,540	$23,015,665
OTHER COMPREHENSIVE INCOME
Total foreign currency translation gains	1,700,761	1,288,912	752,777	3,333,579
Less: foreign currency translation gains
attributable to noncontrolling interest	-	(4,708)	-	(49,612)
Foreign currency translation gains
attributable to common stockholders	1,700,761	1,284,204	752,777	3,283,967
COMPREHENSIVE INCOME	$10,067,377	$10,599,415	$26,014,317	$26,299,632
Earnings per share
Basic	$0.16	0.19	$0.47	$0.47
Diluted	$0.15	0.18	$0.47	$0.46
Weighted average number of shares
Basic	53,578,218	49,998,706	53,286,072	49,391,647
Diluted	54,246,563	50,744,359	54,200,552	50,480,880

Kingold Jewelry, Inc.	Page 6
November 13, 2012

KINGOLD JEWELRY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)
(UNAUDITED)

	September 30, 2012	December 31, 2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,625,205	$8,810,173
Accounts receivable	379,164	896,949
Inventories	142,255,205	108,088,420
Other current assets and prepaid expenses	69,694	72,333
Value added tax recoverable	7,788,203	4,750,847
Total Current Assets	152,117,471	122,618,722

PROPERTY AND EQUIPMENT, NET	12,132,635	12,942,902

OTHER ASSETS
Other assets	153,587	153,102
Intangible assets, net	508,153	515,543
Total other assets	661,740	668,645
TOTAL ASSETS	$164,911,846	$136,230,269

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term loans	$6,363,651	$6,343,578
Other payables and accrued expenses	966,177	870,454
Income tax payable	3,040,105	1,451,929
Other taxes payable	477,960	562,027
Total Current Liabilities	10,847,893	9,227,988

COMMITMENTS AND CONTINGENCIES	-	-

EQUITY
Preferred stock, $0.001 par value, 500,000 shares
authorized, none issued or outstanding
as of September 30, 2012 and December 31, 2011	-	-
Common stock $0.001 par value, 100,000,000 shares
authorized, 53,671,140 and 53,107,343 shares issued and outstanding
as of September 30, 2012 and December 31, 2011	53,671	53,108
Additional paid-in capital	56,774,801	55,728,009
Retained earnings
Unappropriated	85,197,660	59,936,120
Appropriated	967,543	967,543
Accumulated other comprehensive income	11,070,278	10,317,501
Total Equity	154,063,953	127,002,281

TOTAL LIABILITIES AND EQUITY	$164,911,846	$136,230,269

Kingold Jewelry, Inc.	Page 7
November 13, 2012

KINGOLD JEWELRY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN US DOLLARS)
(UNAUDITED)

	For the Nine months ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$25,261,540	$24,055,419
Adjusted to reconcile net income to cash used in
operating activities:
Depreciation	995,002	970,450
Amortization of intangible assets	8,958	8,781
Share based compensation	1,047,355	257,500
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	517,022	1,010,099
Inventories	(33,590,814)	(46,100,293)
Other current assets and prepaid expenses	15,269	51,215
Value added tax recoverable	(3,001,419)	(1,525,536)
Increase (decrease) in:
Other payables and accrued expenses	81,959	(740,083)
Income tax payable	1,572,629	1,056,705
Other taxes payable	(85,251)	(494,451)
Net cash used in operating activities	(7,177,750)	(21,450,194)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(149,666)	(64,723)
Net cash used in investing activities	(149,666)	(64,723)
CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering costs	-	666,364
Repayments of bank loans	-	(6,194,845)
Proceeds from related party loan	-	2,574,082
Repayments of related party loan	-	(2,168,196)
Net proceeds from stock issuance in public offering	-	20,144,255
Net proceeds from exercise of warrants	-	49,800
Net cash provided by financing activities	-	15,071,460

EFFECT OF EXCHANGE RATES ON CASH & CASH EQUIVALENTS	142,448	526,517

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,184,968)	(5,916,940)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,810,173	9,151,536

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,625,205	$3,234,596

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expense	$354,686	$121,933
Cash paid for income tax	$7,708,004	$7,291,068